As filed with the Securities and Exchange Commission on May 7, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 6, 2015
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 6, 2015, Bank of America Corporation (the “Corporation”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Corporation's stockholders approved the amendment and restatement of the Bank of America Corporation 2003 Key Associate Stock Plan (the “Plan”) to, among other things, increase the number of shares of the Corporation's common stock available for awards under the Plan by approximately 125 million shares. In conjunction with the amendment and restatement, the Plan was renamed the “Bank of America Corporation Key Employee Equity Plan”. The Plan's terms are substantially the same other than the increase in the shares available for awards, the clarification that all shares available for awards under the Plan may be granted as “full value” awards on a one-for-one basis, the addition of performance measures and updates to individual award limits. In addition, the expiration date of the Plan was extended from December 31, 2015 to May 5, 2025.
A description of the material terms and conditions of the Plan, as amended and restated, appears on pages 54-61 of the Corporation's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 26, 2015. That description, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02(e) by reference, does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.2 to this report and is incorporated into this Item 5.02(e) by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting was held on May 6, 2015.
(b) The Corporation's stockholders elected all of the nominees for director; approved the advisory vote on executive compensation; ratified the appointment of PricewaterhouseCoopers LLP as the Corporation's registered independent public accounting firm for 2015; and approved the amendment and restatement of the Plan. The Corporation's stockholders did not approve any of the stockholder proposals, each of which is listed below. With respect to all matters subject to a vote, holders of the Corporation's common stock, Series B Preferred Stock and Series 1 to 5 Preferred Stock voted together as a class.

1. Election of Directors:

	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
Sharon L. Allen	4,643,082,317	1,813,637,641	31,555,702	2,100,430,585
Susan S. Bies	6,323,933,836	132,617,177	31,724,647	2,100,430,585
Jack O. Bovender, Jr.	6,310,787,014	145,754,760	31,733,886	2,100,430,585
Frank P. Bramble, Sr.	4,629,853,577	1,826,228,989	32,193,094	2,100,430,585
Pierre J. P. de Weck	6,319,755,900	136,179,254	32,340,506	2,100,430,585
Arnold W. Donald	6,257,149,848	198,979,300	32,146,512	2,100,430,585
Charles K. Gifford	6,285,076,623	171,679,080	31,519,957	2,100,430,585
Linda P. Hudson	6,320,766,431	135,751,641	31,757,588	2,100,430,585
Monica C. Lozano	6,293,008,018	163,622,458	31,645,184	2,100,430,585
Thomas J. May	4,303,277,311	2,152,924,418	32,073,931	2,100,430,585
Brian T. Moynihan	6,045,030,751	390,704,565	52,540,344	2,100,430,585
Lionel L. Nowell, III	4,634,883,055	1,821,168,295	32,224,310	2,100,430,585
R. David Yost	6,300,926,365	155,000,617	32,348,678	2,100,430,585

2. Approving the Corporation's Executive Compensation (an advisory, non-binding "Say on Pay" resolution):

For	6,102,484,132
Against	334,551,125
Abstain	51,240,403
Broker Non-Votes	2,100,430,585

3. Ratifying the Appointment of the Corporation's Registered Independent Public Accounting Firm for 2015:

For	8,379,313,952
Against	158,905,083
Abstain	50,487,210

4. Approving the Amendment and Restatement of the Bank of America Corporation 2003 Key Associate Stock Plan:

For	6,125,814,769
Against	313,143,627
Abstain	49,317,264
Broker Non-Votes	2,100,430,585

5. Stockholder Proposal – Climate Change Report:

For	514,994,064
Against	5,364,437,589
Abstain	608,844,007
Broker Non-Votes	2,100,430,585

6. Stockholder Proposal – Lobbying Report:
Proposal 6 was withdrawn by the stockholder proponent on May 5, 2015, prior to the Annual Meeting and was therefore not voted upon.

7. Stockholder Proposal – Stockholder Action by Written Consent:

For	2,326,739,167
Against	4,115,242,831
Abstain	46,293,662
Broker Non-Votes	2,100,430,585

8. Stockholder Proposal – Stockholder Value Committee:

For	264,642,301
Against	6,146,554,975
Abstain	77,078,384
Broker Non-Votes	2,100,430,585

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Description of Bank of America Corporation Key Employee Equity Plan
10.2	Bank of America Corporation Key Employee Equity Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary
Dated: May 7, 2015

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Description of Bank of America Corporation Key Employee Equity Plan
10.2	Bank of America Corporation Key Employee Equity Plan